THE ARBOR FUND
                       THE HANCOCK HORIZON FAMILY OF FUNDS

                               AMENDED SCHEDULE A
                            DATED AUGUST 13, 2001 TO
                  SHAREHOLDER SERVICES PLAN DATED MAY 31, 2000


PORTFOLIO                                  CLASS OF SHARES               FEES
---------                                  ---------------               ----

Treasury Securities Money Market Fund             A                      0.25%

                                             Institutional               0.25%
                                                 Sweep


Tax Exempt Money Market Fund                      A                      0.25%


Strategic Income Bond Fund                        A                      0.25%

                                                  C                      0.25%


Value Fund                                        A                      0.25%

                                                  C                      0.25%


Growth Equity Fund                                A                      0.25%

                                                  C                      0.25%


Burkenroad Reports Fund                           A                      0.25%

                                                  D                      0.25%